Jerrold J. Pellizzon	Phil Bourdillon/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(714) 549-0421	(310) 208-2550

CERADYNE, INC. REPORTS FIRST QUARTER
2012 FINANCIAL RESULTS

Costa Mesa, Calif.–April 24, 2012–Ceradyne, Inc. (NASDAQ: CRDN) reported financial results for the first quarter ended March 31, 2012.

Sales for the first quarter 2012 were $106.3 million, compared with $150.1 million in the first quarter 2011. Net income for the first quarter 2012 decreased to $3.8 million, or $0.16 per fully diluted share, on 24,360,450 shares, compared to a net income of $23.6 million, or $0.94 per fully diluted share on 25,129,924 shares in the first quarter 2011.

Gross profit margin was 27.4% of net sales in the first quarter 2012, compared to 38.7% in the same period in 2011. The provision for income taxes was 36.9% in the first quarter 2012, compared to 32.3% in the same period in 2011.

New orders for the three months ended March 31, 2012 were $80.8 million, compared to $231.7 million for the same period last year.

Total backlog as of March 31, 2012 was $259.5 million, compared to total backlog at March 31, 2011 of $267.4 million.

Total cash, cash equivalents and short-term investments were $270.1 million at March 31, 2012 compared to $275.0 million at December 31, 2011.

Joel P. Moskowitz, Ceradyne president, chief executive officer and chairman of the board, commented: “Ceradyne’s practice is not to provide quarterly guidance but to provide its best outlook for full-year performance. Although we had previously stated an expected soft first quarter, we are disappointed with the above reported results.

“The unusually sharp decline in solar photovoltaic crucible shipments to levels less than 20% of Q1 2011 was a substantial reason for the Q1 2012 results. This decline flies in the face of increasing global solar installation demand from 2010’s 22 gigawatts to 2011’s estimated 26.7 gigawatts. We believe the problem is the significant over capacity and excessive inventory build by our customers, the Chinese solar module manufacturers. As our customers “work off” their inventory of silicon wafers and require our ceramic crucibles for new silicon ingot melting, we anticipate very gradual improvement of this market later in 2012.

“Furthermore, the final government approval (after successful First Article Testing) for shipping our large ESAPI body armor sustainment award was not received until very late in March, pushing scheduled ESAPI shipments into Q2.

“We believe our financial performance will improve for the balance of 2012 beginning in Q2.”

Mr. Moskowitz further stated: “In February this year, we issued our initial guidance for 2012 of sales ranging from $590 million to $625 million with earnings of $2.30 to $2.65 per fully diluted share. We now feel that the weaker than expected Q1 and the uncertainty of the solar market recovery may result in reduced operating performance and, thus, we are revising the above guidance to a sales range of $540 million to $565 million and fully diluted earnings per share of $1.40 to $1.65. This guidance assumes a very gradual improvement in the solar market later this year, a “catch up” on our delayed Q1 ESAPI shipments, but reduced helmet revenues due to the delays in receiving the initial low rate production orders.”

Mr. Moskowitz continued: “We are continuing to focus on our longer term “Ceradyne $1 Billion” revenue strategy. Recent positive events in our early stage product introduction should be noted. The Ceradyne/ESK Petro Ceram® ceramic sand screens, which are in place since 2010, continue to perform well above expectations and recent quoting activities from potential new accounts in South America and Europe give us further confidence as to our future in the oil and gas business. Also, in the energy sector, Ceradyne Boron Products continues to establish relationships and partnering opportunities for nuclear reactor related materials for China, as well as with large nuclear reactor companies such as Westinghouse/Toshiba and France’s Areva.

“Furthermore, we are currently evaluating several acquisition opportunities in Europe and the U.S.A. Our balance sheet puts us in a strong negotiating position as we look at potential acquisitions. Additionally, our cash position is expected to allow us to increase shareholder value through quarterly dividends, opportunistic share buybacks, as well as expanding our capacity internally with targeted capital expenditures.”

Conference Call and Webcast Information

Ceradyne will host a conference call today at 8:00 a.m. PDT (11:00 a.m. EDT) to review the financial results for the first quarter ended March 31, 2012. To participate in the teleconference, please call toll free 877-440-5788 (or 719-325-4865 for international callers) approximately 10 minutes prior to the above start time and provide Passcode 8895154. Investors or other interested parties may listen to the teleconference live via the Internet at www.ceradyne.com or www.earnings.com. These web sites will also host an archive of the teleconference. A telephone playback will be available beginning at 12:00 p.m. PDT on April 24th through 12:00 p.m. PDT on April 26th. The playback can be accessed by calling 888-203-1112 (or 719-457-0820 for international callers) and providing Passcode 8895154.

Information about Ceradyne, Inc.

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, energy, automotive/diesel and commercial applications.

In many high performance applications, products made of advanced technical ceramics meet specifications that similar products made of metals, plastics or traditional ceramics cannot achieve. Advanced technical ceramics can withstand extremely high temperatures, combine hardness with light weight, are highly resistant to corrosion and wear, and often have excellent electrical capabilities, special electronic properties and low friction characteristics. Additional information can be found at the Company’s web site: www.ceradyne.com.

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and its quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date thereof.

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CERADYNE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
NET SALES	$106,309	$150,102
COST OF GOODS SOLD	77,165	92,014
Gross profit	29,144	58,088
OPERATING EXPENSES
Selling, general and administrative	17,510	18,836
Research and development	3,630	3,067
Restructuring – plant closure and severance	673	-
Acquisition related charge	-	584
TOTAL OPERATING EXPENSES	21,813	22,487
INCOME FROM OPERATIONS	7,331	35,601
OTHER INCOME (EXPENSE):
Interest income	1,066	798
Interest expense	(1,743)	(1,448)
Miscellaneous	(658)	(87)
	(1,335)	(737)
INCOME BEFORE PROVISION FOR INCOME TAXES	5,996	34,864
PROVISION FOR INCOME TAXES	2,214	11,269
NET INCOME	$3,782	$23,595
NET INCOME PER COMMON SHARE:
BASIC	$0.16	$0.95
DILUTED	$0.16	$0.94
SHARES USED IN COMPUTING PER COMMON SHARE AMOUNTS:
BASIC	24,211	24,839
DILUTED	24,360	25,130

CERADYNE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
	March 31, 2012	December 31, 2011
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$40,285	$50,275
Short-term investments	229,816	224,772
Accounts receivable, net of allowances for doubtful accounts of $1,950
and $1,547 at March 31, 2012 and December 31, 2011, respectively	61,377	73,646
Other receivables	8,232	6,040
Inventories	135,936	117,273
Production tooling, net	10,406	11,792
Prepaid expenses and other	44,355	43,860
Deferred tax asset	4,960	5,782
TOTAL CURRENT ASSETS	535,367	533,440
PROPERTY, PLANT AND EQUIPMENT, net	244,046	243,376
LONG TERM INVESTMENTS	21,834	15,026
INTANGIBLE ASSETS, net	99,623	100,690
GOODWILL	43,191	42,926
OTHER ASSETS	12,491	12,673
TOTAL ASSETS	$956,552	$948,131

CURRENT LIABILITIES
Accounts payable	$28,938	$29,191
Accrued expenses	26,713	30,470
Income taxes payable	6,853	5,331
Short-term debt	90,264	89,294
TOTAL CURRENT LIABILITIES	152,768	154,286
EMPLOYEE BENEFITS	24,931	24,462
OTHER LONG TERM LIABILITIES	37,295	37,224
DEFERRED TAX LIABILITY	23,613	23,461
TOTAL LIABILITIES	238,607	239,433

COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 100,000,000 authorized, 24,280,505 and 24,175,051 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	243	242
Additional paid-in capital	123,797	121,940
Retained earnings	583,573	583,420
Accumulated other comprehensive income	10,332	3,096
TOTAL STOCKHOLDERS’ EQUITY	717,945	708,698
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$956,552	$948,131

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Three Months Ended March 31,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,782	$23,595
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	9,143	9,749
Amortization of bond premium	109	375
Non cash interest expense on convertible debt	971	889
Deferred income taxes	(99)	382
Stock compensation	1,225	972
(Gain) loss on marketable securities	(54)	113
Loss on equipment disposal	22	49
Change in operating assets and liabilities (net of effect of businesses acquired):
Accounts receivable, net	12,682	(16,694)
Other receivables	(2,137)	(2,984)
Inventories	(17,502)	(2,502)
Production tooling, net	1,399	(3,424)
Prepaid expenses and other assets	(298)	477
Accounts payable and accrued expenses	(4,571)	4,222
Income taxes payable	1,344	1,249
Other long term liability	73	1,086
Employee benefits	325	205
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,414	17,759
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(5,924)	(7,677)
Purchases of marketable securities	(20,187)	(240)
Proceeds from sales and maturities of marketable securities	11,019	7,000
Proceeds from sale of equipment	(1)	1,339
Acquisition of business, net of cash acquired	-	(27,673)
NET CASH USED IN INVESTING ACTIVITIES	(15,093)	(27,251)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock due to exercise of options	85	897
Common stock cash dividends paid	(3,629)	-
Excess tax benefit due to exercise of stock options	203	1,771
NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES	(3,341)	2,668
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	2,030	2,473
DECREASE IN CASH AND CASH EQUIVALENTS	(9,990)	(4,351)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50,275	53,436
CASH AND CASH EQUIVALENTS, END OF PERIOD	$40,285	$49,085

CERADYNE, INC.
SEGMENT FINANCIAL INFORMATION
(Amounts in thousands)

The financial information for all segments is presented below:

	Three Months Ended March 31,
	2012	2011

Revenue from External Customers	(Unaudited)
Advanced Ceramic Operations	$48,705	$76,630
ESK Ceramics	42,408	40,123
Thermo Materials	14,866	31,111
Boron	7,203	7,940
Inter-segment elimination	(6,873)	(5,702)
Total	$106,309	$150,102

Depreciation and Amortization
Advanced Ceramic Operations	$2,293	$2,871
ESK Ceramics	2,975	3,139
Thermo Materials	2,020	1,686
Boron	1,855	2,053
Total	$9,143	$9,749

Segment Income (Loss) from Operations and Income before Provision for Income Taxes
Advanced Ceramic Operations	$3,395	$17,014
ESK Ceramics	7,177	7,805
Thermo Materials	(1,783)	10,854
Boron	(876)	-
Inter-segment elimination	(582)	(72)
Total segment income from operations	$7,331	$35,601
Other expense	(1,335)	(737)
Total Income before Provision for Income Taxes	$5,996	$34,864

Segment Assets
Advanced Ceramic Operations	$489,861	$453,886
ESK Ceramics	172,755	185,070
Thermo Materials	171,672	161,065
Boron	122,264	126,509
Total	$956,552	$926,530

Expenditures for Property, Plant & Equipment
Advanced Ceramic Operations	$1,823	$1,400
ESK Ceramics	2,183	678
Thermo Materials	559	4,949
Boron	1,359	650
Total	$5,924	$7,677

CERADYNE, INC.
SEGMENT FINANCIAL INFORMATION
(Amounts in thousands)

We categorize our products into five market applications. The table below shows our sales by market application and the percentage contribution to our total sales of each market application in the different time periods.

	Three Months Ended March 31,
	2012		2011
	Sales	%	Sales	%
Defense	$36.6	34.4	$64.8	43.1
Industrial	40.1	37.7	39.5	26.3
Energy	14.9	14.0	33.1	22.1
Automotive/Diesel	9.8	9.3	9.7	6.5
Commercial	4.9	4.6	3.0	2.0
Total	$106.3	100.0%	$150.1	100.0%

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